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                                                           EXHIBIT 4.17

                       SUBSIDIARIES' SECURITY AGREEMENT

          SECURITY AGREEMENT, dated as of December 11, 1997, made by each corporation signatory identified on Schedule A hereto (each of such entity, a "Grantor"), in favor of STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (in such capacity, the "Trustee") for holders of the Notes (as hereinafter defined) (the "Noteholders"), pursuant to the Indenture, dated as of December 11, 1997 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among RBX Corporation, a Delaware corporation, as issuer (the "Company"), Groendyk Manufacturing Company, Inc., Hoover-Hanes Rubber Custom Mixing Corp., Midwest Rubber Custom Mixing Corp., OleTex Inc., Rubatex Corporation, Universal Polymer & Rubber Inc., Universal Rubber Company and Waltex Corporation, as guarantors (the "Subsidiary Guarantors"), and the Trustee.

                                  WITNESSETH

          WHEREAS, the Company will issue 12% Senior Secured Notes due 2003 in the aggregate principal amount of $100,000,000 (the "Notes") pursuant to the Indenture;

          WHEREAS, it is a requirement of the Indenture that each Grantor guarantees payment and performance of the Company's obligations under the Indenture, the Notes and the other Collateral Documents (as defined);

          WHEREAS, in satisfaction of such condition, each Grantor has entered into a Guarantee of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Subsidiary Guarantees") for the benefit of the Trustee and the Noteholders; and

          WHEREAS, it is a further requirement of the Indenture that each Grantor shall have executed and delivered this Subsidiaries' Security Agreement to secure payment and performance of each Grantor's obligations under the Subsidiary Guarantees.

          NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Trustee, for the benefit of the Trustee and the Noteholders, as follows:

          1.     Defined Terms.

          1.1    Definitions.

                  (1) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

                  (2) The following terms shall have the following meanings:

          "Agreement": this Subsidiaries' Security Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Closing Date":  the date of the Indenture.
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          "Code":  the Uniform Commercial Code as from time to time in effect in the State of New York.

          "Collateral":  as defined in Section 2 of this Agreement.

          "Conover Financing Agreements" shall mean that certain Security Agreement dated September 1, 1985, between Halstead Industries, Inc., now known as Rubatex Corporation, and the Catawba County Industrial Facilities and Pollution Control Financing Authority to secure a Promissory Note dated September 1, 1985 of Rubatex Corporation in the original principal amount of $4,250,000.

          "Contracts": all contracts to which each Grantor is or becomes a party from time to time (other than Chattel Paper, Documents and Instruments), as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of each Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of each Grantor to damages arising out of, or for, breach or default in respect thereof and (c) all rights of each Grantor to perform and to exercise all remedies thereunder.

          "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Copyright Licenses": any agreement, whether written or oral, naming each Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the agreements listed in Schedule 3 hereto.

          "Copyrights": (a) all United States copyrights in all Works, whether published or unpublished, now existing or hereafter created or acquired, including, without limitation, the copyrights in the Works listed in
Schedule 3 hereto, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Copyright Office, and (b) all renewals thereof.

          "Customer Lists": all customer lists, lists of customers and other records of each Grantor indicating Persons who are customers of each Grantor any subsidiary of each Grantor.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Intercreditor Agreement": the Intercreditor Agreement dated as of December 11, 1997, between the Trustee and The Chase Manhattan Bank, as agent for the lenders under the New Credit Agreement.

          "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property or condition (financial or otherwise) of the Company and the Subsidiary Guarantors, taken as a whole, (b) the ability of the Company or any of the Subsidiary Guarantors, to perform their respective obligations under the Indenture, the Notes, the Subsidiary Guarantees,

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the Registration Rights Agreement and the Collateral Documents, (c) the
validity or the enforceability of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement and the Collateral Documents or
(d) the rights or remedies of the Trustee, for the benefit of the Trustee and the Noteholders, hereunder or thereunder.

          "Obligations": as defined as "Guarantee Obligations" in the Indenture.

          "Obligors": any purchaser of goods or services or other Person obligated to make payment to a RBX Party in respect of a purchase of such goods or services.

          "Patents": (a) all letters patent of the United States and all reissues and extensions thereof, including, without limitation, those listed in Schedule 4 hereto, and (b) all applications for letters patent of the United States or of any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, those listed in
Schedule 4 hereto.

          "Patent Licenses": all agreements, whether written or oral, providing for the grant by each Grantor of any right to manufacture, use or sell any invention covered by a Patent, including, without limitation, those listed in Schedule 4 hereto.

          "RBX Parties": the Company, the Subsidiary Guarantors and any new Subsidiary complying with Section 4.14 of the Indenture; individually, a "RBX Party."

          "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination or an arbitrator or a court of other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property (including the properties subject to the Mortgages and Deeds of Trust) or to which such Person or any of its material property is subject.

          "Tallapoosa Financing Agreements" shall mean that certain Lease Agreement, dated as of December 1, 1983, by and between Tallapoosa Development Authority (the "Authority") and Hoover-Hanes Rubber Corporation, now known as Hoover-Hanes Custom Rubber Mixing Corp., as assigned by the Authority to American National Bank and Trust Company of Chicago pursuant to that certain Assignment dated as of December 29, 1983.

          "Trademarks": (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks; logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office (the "PTO") or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, those listed in Schedule 5 hereto, and (b) all renewals thereof.

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          "Trademark License":  any agreement, written or oral, providing for the grant by each Grantor of any right to use any Trademark, including, without limitation, those listed in Schedule 5 hereto.

          "Work": any work which is subject to copyright protection pursuant to Title 17 of the U.S. Code.

          1.2     Other Definitional Provisions.

                  (1) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

                  (2) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2.     Security Interest.

          2.1 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Grantor hereby grants to the Trustee for the benefit of the Trustee and the Noteholders a security interest in all of the following property now owned or at any time hereafter acquired by each Grantor or in which each Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                  (1)     all Accounts;

                  (2)     all Chattel Paper;

                  (3)     all Contracts;

                  (4)     all Copyrights;

                  (5)     all Copyright Licenses;

                  (6)     all Customer Lists;

                  (7)     all Documents;

                  (8)     all Equipment;

                  (9)     all General Intangibles;

                 (10)     all Instruments;

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                 (11)     all Inventory;

                 (12) all Instruments, Chattel Paper and General Intangibles relating to any Indebtedness owed by the Company or any other Subsidiary of each Grantor to each Grantor;

                 (13)     all Patents;

                 (14)     all Patent Licenses;

                 (15)     all Trademarks;

                 (16)     all Trademark Licenses;

                 (17)     all books and records pertaining to the Collateral;
        and

                 (18) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, to have and to hold,

together with all rights, titles, interests, powers, privileges and preferences pertaining or incidental thereto for the benefit of the Noteholders. Notwithstanding the foregoing, this Agreement shall not be deemed to grant to the Trustee a security interest in, and the term "Collateral" shall be deemed not to include, (i) property or assets, whether now existing or hereafter acquired, of Rubatex Corporation that are located at its Conover, North Carolina facility to the extent that the Conover Financing Agreements are in effect and that the grant of such security interest would constitute a breach of Rubatex Corporation's obligations under the Conover Financing Agreements, or (ii) property or assets, whether now existing or hereafter acquired, of Hoover-Hanes Rubber Customer Mixing Corp. that are located at its Tallapoosa, Georgia facility to the extent that the Tallapoosa Financing Agreements are in effect and that the grant of such security interest would constitute a breach of Hoover-Hanes Rubber Custom Mixing Corp.'s obligations under the Tallapoosa Financing Agreements. The security interest in the Collateral granted pursuant to this Agreement shall be subject to the Intercreditor Agreement.

          2.2 No Assumption of Liability. The security interest in the Collateral is granted as security only and shall not subject the Trustee to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

          3. Representations and Warranties. Each Grantor hereby represents and warrants that:

          3.1 Power and Authority. Each Grantor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interest in the Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interest in the Collateral pursuant to, this Agreement.

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          3.2    Title:  No Other Liens.  Except for the security interest
granted to the Trustee for the benefit of the Trustee and the Noteholders pursuant to this Agreement and the other Permitted Liens, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Trustee, for the benefit of the Trustee and the Noteholders, pursuant to this Agreement or in connection with the Indenture, (b) as are permitted pursuant to the Indenture or (c) for which termination statements are delivered on or prior to the Closing Date.

          3.3 Enforceable Obligation; Perfected First Priority Security Interests. This Agreement constitutes a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in law or in equity). The security interests granted pursuant to this Agreement (a) upon delivery on the Closing Date of any Instruments and Chattel Paper to the Trustee and upon completion of the filings specified on Schedule 1 attached hereto, will constitute valid and perfected security interests in the Collateral in favor of the Trustee, for the benefit of the Trustee and the Noteholders, other than for Collateral (excluding Instruments) in which a security interest cannot be perfected by filing a financing statement, (b) are prior to all other Liens on the Collateral in existence on the date hereof other than Permitted Liens (assuming, with respect to any such Instruments and Chattel Paper, that the Trustee maintains continuous possession thereof) and (c) are (assuming, with respect to such Instruments and Chattel Paper, that the Trustee maintains continuous possession thereof) enforceable to the extent provided by law as such against all creditors of and purchasers from each Grantor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.4 Accounts. As of the Closing Date, the place where each Grantor keeps its records concerning the Accounts is 5221 ValleyPark Drive, Roanoke, VA 24019.

          3.5    Contracts.   No consent of any party (other than each
Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except to the extent that the failure to obtain such consent would not be reasonably likely to have a Material Adverse Effect. Each Contract is in full force and effect and constitutes a valid, binding and legally enforceable obligation of each Grantor and (to the best knowledge of each Grantor) each other party thereto except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and except to the extent the failure of any such Contract to be in full force and effect or valid or legally enforceable would not be reasonably likely to have a Material Adverse Effect. Each Grantor is not in default in the performance or observance of any of the terms of any Contract in any respect which would be reasonably likely to have a Material Adverse Effect. To the best of each Grantor's knowledge, no other party to any Contract is in default in the

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performance or observance of any of the terms of any Contract in any respect which would be reasonably likely to have a Material Adverse Effect. The right, title and interest of each Grantor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim, which would be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect. No amount payable to each Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Trustee (other than any and all contracts involving an aggregate amount less than $100,000).

          3.6 Customer Lists. Each Grantor has all rights to its Customer Lists, and no consent is required in order to grant the security interest created hereby.

          3.7 No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any Requirement of Law applicable to, or Contractual Obligation of each Grantor in any respect that, in the aggregate for all such violations, could reasonably be expected to have a Material Adverse Effect and will not result in the creation or imposition of any Lien on any of the Collateral of each Grantor pursuant to any Requirement of Law applicable to, or Contractual Obligation of each Grantor, except the security interests created hereby.

          3.8    No Consents Required.   No consent or authorization of,
filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of each Grantor), is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, other than those which have been duly obtained or made and are in full force and effect on the Closing Date and except for those the absence of which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.9    No Litigation.   No litigation, investigation or proceeding
of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Grantor, threatened by or against each Grantor or against any of its properties or revenues (1) with respect to this Agreement or any of the transactions contemplated hereby or (2) which could reasonably be expected to have a Material Adverse Effect.

          3.10 Inventory and Equipment. As of the Closing Date, the Inventory and the Equipment are kept at the locations listed on Schedule 2 hereto.

          3.11   Chief Executive Office.   The chief executive office and
chief place of business of each Grantor is listed on Schedule 6 hereto.

          3.12    Patents, Trademarks and Copyrights.   Schedule 4 hereto
includes all registered U.S. Patents owned by each Grantor on the date hereof and all other Patents and Patent Licenses owned by each Grantor in its own name as of the date hereof that are material to the business of the Company and its Subsidiaries, taken as a whole. Schedule 5 hereto includes all Trademarks owned by each Grantor on the date hereof registered in the U.S. Patent and Trademark Office ("PTO") and all other Trademarks and Trademark Licenses owned by each Grantor in its own name as of the date hereof that are material to the business of the Company and its Subsidiaries, taken as a whole. Schedule 3 hereto includes all registered U.S. Copyrights owned by each Grantor

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on the date hereof and all other Copyrights and Copyright Licenses in Works owned by each Grantor as of the date hereof that are material to the business of the Company and its Subsidiaries, taken as a whole. To the best of each Grantor's knowledge, each Patent, Trademark and Copyright is valid, subsisting, unexpired, enforceable and has not been abandoned, except to the extent that the failure to be valid, subsisting, unexpired or enforceable or the abandonment thereof would not be reasonably likely to have a Material Adverse Effect. Except as set forth in such Schedules , none of such Patents, Trademarks and Copyrights is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Patent, Copyright or Trademark except for such holdings, decisions or judgments that would not be reasonably likely to have a Material Adverse Effect. No action or proceeding is pending seeking to limit, cancel or question the validity of any Patent, Copyright or Trademark, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

          3.13   Governmental Obligors.   As of the date hereof, none of the
Obligors on any Accounts and none of the parties to any Contracts is a Governmental Authority, except for any such Accounts or Contracts that are not material in relation to the business of each Grantor or its Subsidiaries, provided that if after the date hereof any of such Obligors is a Governmental Authority, each Grantor will give the Trustee prompt written notice thereof.

Each Grantor agrees that the foregoing representations and warranties shall be deemed to have been made by each Grantor on and as of the Closing Date and on and as of each date on which an extension of credit is made by the Noteholders to the Company under the Indenture, in each case as though made on and as of each such date, except for (i) representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and (ii) changes in such representations and warranties permitted by the Indenture.

          4.      Covenants.   Each Grantor covenants and agrees with the
Trustee and the Noteholders that, from and after the date of this Agreement until payment in full or Legal Defeaseance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture or any Collateral Document:

          4.1     Maintenance of Records.   Each Grantor will keep and
maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. Each Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Trustee's and the Noteholders' further security, the Trustee, for the benefit of the Trustee and the Noteholders, shall have a security interest in all of each Grantor's books and records pertaining to the Collateral, and each Grantor shall at the request of the Trustee grant access to any such books and records to the Trustee or to its representatives for review upon reasonable advance notice during normal business hours at the location where such books and records are kept.

          4.2     Books and Records.   Each Grantor will keep proper books of
records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and

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activities; and permit representatives of any Noteholder to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records, and to discuss the business, operations, properties and financial and other condition of each Grantor with officers and employees of each Grantor and (with the prior consent of each Grantor, which consent shall not be unreasonably withheld) with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice to each Grantor, and as often as may reasonably be desired.

          4.3     Maintenance of Insurance.   Each Grantor will maintain with
financially sound and reputable insurance companies insurance on all property material to the business of each Grantor and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Trustee, upon written request, information in reasonable detail as to the insurance carried provided that each Grantor may implement programs of self-insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

          4.4     Payment of Obligations.   Each Grantor will pay and
discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of each Grantor, or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          4.5     Maintenance of Perfected Security Interest; Further
Documentation.

                  (1) Each Grantor will not create, incur or permit to exist any Lien or claim on or to the Collateral, other than the security interests created hereby and other than as permitted pursuant to the Indenture, will maintain the security interest created by this Agreement as a perfected security interest (subject only to Permitted Liens) and will defend such security interest against claims and demands of all Persons whomsoever.

                  (2) At any time and from time to time, upon the written request of the Trustee, and at the sole expense of each Grantor, each Grantor will promptly and duly execute and deliver such instruments and documents and take such action as the Trustee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any jurisdiction with respect to the security interests created hereby.

          4.6     Changes in Locations, Name, etc.   Each Grantor will not:

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                  (1)     permit any of the Inventory or Equipment to be kept
        at a location other than those listed on Schedule 2 hereto unless it shall have given the Trustee at least 45 days' prior written notice; provided that the Company may permit Inventory or Equipment in an aggregate amount not to exceed $750,000 to be kept at other locations without such notice; or

                  (2) change the location of its chief executive office and chief place of business from that specified in subsection 3.10 unless it shall have given the Trustee at least 45 days' prior written notice; or

                  (3) change its name, identity or corporate structure to such an extent that any financing statement filed by the Trustee in connection with this Agreement would become seriously misleading, unless it shall have given the Trustee and the Noteholders at least 45 days' prior written notice of such change.

          4.7 Further Identification of Collateral. Each Grantor will furnish to the Trustee and the Noteholders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail.

          4.8 Notices. Each Grantor will advise the Trustee promptly, in reasonable detail, at the Trustee's address set forth in the Indenture, or at such other address as the Trustee may provide to each Grantor by notice as provided in Section 11 of:

                  (1) any Lien (other than security interests created hereby or Permitted Liens) on, or claim asserted against, any of the Collateral; and

                  (2) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          4.9     Indemnification.

                  (1) Each Grantor agrees to pay, and to save the Trustee and the Noteholders harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral and (3) in connection with any of the transactions contemplated by this Agreement. In any suit, proceeding or action brought by the Trustee or any Noteholder under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, each Grantor will save, indemnify and keep the Trustee and such Noteholder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a material breach by each Grantor of any obligation thereunder or arising out of any other

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        agreement, indebtedneess or liability at any time owing to or in favor of such account debtor or its successors from such Grantor. The Trustee may have separate counsel and the Grantors shall pay the reasonable fees and expenses of such counsel. The Grantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          4.10     Right of Inspection.   Upon reasonable advance notice to
each Grantor and at reasonable intervals, or at any time and from time to time after the occurrence and during the continuance of an Event of Default, the Trustee and the Noteholders shall have full and free access upon reasonable advance notice and during normal business hours to all the books, correspondence and records of each Grantor, and the Trustee and the Noteholders and their respective representatives may examine the same, to the extent necessary, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Trustee and the Noteholders, at each Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Trustee and the Noteholders and their respective representatives shall also have the right upon reasonable advance notice to each Grantor to enter during normal business hours into and upon any premises where any of the Inventory or Equipment of each Grantor is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

          4.11     Compliance with Laws, etc.   Each Grantor will comply in
all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of each Grantor's business, except to the extent that the failure to so comply would not be reasonably likely to materially adversely affect the Trustee's or the Noteholders' rights hereunder, the priority of their Liens on the Collateral or the value of the Collateral in each case taken as a whole.

          4.12 Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts.

                  (1) Each Grantor will not (i) amend, modify, terminate or waive any provision of any Contract in any manner that could reasonably be expected to materially adversely affect such Grantor or the value of such Contract or (ii) fail to exercise promptly and diligently each and every material right which it may have under each such Contract (other than any right of termination), unless, in the case of clause (i) or (ii), (A) in the business judgment of such Grantor it is in the best economic interest of such Grantor to amend, modify, terminate or waive such provision or to fail to exercise such right and (B) such amendments, modifications, termination and waivers and such failures to exercise such rights, in the aggregate, would not be reasonably likely to have a Material Adverse Effect or (C) such amendments, modifications, termination and waivers and such failures to exercise such rights are permitted by the Collateral Documents.

                  (2) Each Grantor will not (i) amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner that would reasonably be expected to materially adversely affect such Grantor or the value of such Account or (ii) fail to exercise promptly and diligently each and every material right that it may have under each agreement giving rise to an Account (other than any right of termination), unless, in the case of clause (i) or (ii),
        (A) in the business judgment of such Grantor it is in the best economic interest of such Grantor to amend, modify, terminate or waive such provision or to fail to exercise such right, (B) such amendments, modifications, terminations and waivers and such failures, in the aggregate, to exercise such right would not be reasonably likely to have a Material Adverse Effect or (C) such amendments, modifications, termination and waivers and such failures to exercise such rights are permitted by the Collateral Documents.

          4.13     Patents and Trademarks.

                  (1) Each Grantor will, except with respect to any Trademark that is not material to the business of the Company and its Subsidiaries taken as a whole, (i) continue to use each Trademark on the same goods and services it is currently used on (except that each Grantor, in its reasonable business judgment, may also decide not to reissue or renew Trademark License agreements to which it is a party),
        (ii) maintain quality control over all products manufactured, distributed or sold, and all services offered under each Trademark,
        (iii) not knowingly do or omit to do any act that would result in the invalidation of any Trademark, and (iv) take all steps which in its business judgment are necessary to prevent a licensee from doing or omitting to do any act which would result in the invalidation or any Trademark.

                  (2) Each Grantor will not (either itself or through licensees), except with respect to any Patent that such Grantor shall, in the exercise of its business judgment, reasonably determine is not material to the business of the Company and its Subsidiaries taken as a whole, do any act, or omit to do any act, whereby the registration of any such Patent may become abandoned or dedicated.

                  (3) Each Grantor will notify the Trustee of any (i) abandonment of a Trademark; (ii) abandonment of an application to register a Trademark; (iii) abandonment or dedication of a U.S. Patent; or (iv) determination by a court or tribunal in the country where (A) the Trademark or Patent is registered, or (B) the Trademark or Patent application is pending, or (C) the unregistered Trademark is used, that such Grantor does not have all right, title and interest to the Trademark or Trademark application or the U.S. Patent, or of any other adverse determination of such court or tribunal relating to any Trademark, Trademark application or Patent; provided that (x) such Grantor has actual notice of such event and (y) such Trademark, Trademark application, Patent or Patent application is material to the business of the Company and its Subsidiaries, taken as a whole.

                  (4) Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of a Patent or Trademark with the PTO or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Trustee and the Noteholders within five Business Days after the last day of the calendar year in which such filing occurs (or, if the Trustee reasonably so requests in writing, more often). Upon request of the Trustee, such Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's security interest (for the benefit of the Trustee and the Noteholders) in any Patent or Trademark and the goodwill and general intangibles, if any, of such Grantor relating thereto or represented thereby, and each Grantor hereby constitutes the Trustee its attorney-in-fact to execute and file all such writings for the purpose of so evidencing the Trustee's security Interest (and the Trustee agrees to notify each Grantor that any such filing has been made, provided that any failure to so notify shall not invalidate any such actions by the Trustee), all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and are terminated.

                  (5) Each Grantor will, except with respect to any Patent or Trademark application or registration that is not material to the business of the Company and its Subsidiaries, taken as a whole, take all reasonable and necessary steps, as it shall deem appropriate under the circumstances, in accordance with its reasonable business judgment, including, without limitation, in any proceeding before the PTO or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each Patent or Trademark application (and to obtain the relevant registration and to maintain such registration), including, without limitation, where appropriate filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (6) In the event that any Patent or Trademark included in the Collateral is materially infringed or misappropriated or any Trademark is diluted by a third party, each Grantor shall promptly notify the Trustee after it learns thereof and shall, unless such Grantor shall reasonably determine that such Patent or Trademark is not of material economic value to such Grantor, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

          4.14     Copyrights.

                  (1) Each Grantor (either itself or through licensees) will, to the extent consistent with its business judgment, (i) employ the appropriate notice of copyright for each published Work subject to copyright protection to the extent necessary to protect the Copyright relating to such Work and (ii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Copyright material to the business of the Company and its Subsidiaries taken as a whole may become invalidated.

                  (2) Each Grantor will notify the Trustee of any determination by a court or tribunal in the country where a Copyright is registered or Copyright application is pending that such Grantor does not own all right, title and interest to the registered Copyright or Copyright application, or of any other determination of such court or tribunal relating to any registered Copyright or Copyright application that would be reasonably likely to have a Material Adverse Effect; provided that such Grantor has actual notice of such determination.

                  (3) On the last Business Day of each calendar year of each Grantor following the Closing Date (or, if the Trustee reasonably so requests in writing, more often), each Grantor shall provide to the Trustee a document confirming the Trustee's security interest (for the benefit of the Trustee and the Noteholders) in the Copyright with respect to each Work for which such Grantor has registered its Copyright during such calendar year, duly executed and in proper form for filing in the Copyright Office or other applicable United States Governmental Authority. Upon the reasonable request of the Trustee, each Grantor shall execute and deliver any and all additional agreements, instruments, documents, and papers as the Trustee may reasonably request to evidence the Trustee's security interest (for the benefit of the Noteholders) in such Copyright, and each Grantor hereby constitutes the Trustee its attorney-in-fact to file all such writings for the purpose of so evidencing the Trustee's security interest (and the Trustee agrees to notify each Grantor that any such filing has been made, provided that any failure to so notify any Grantor shall in no event invalidate any such actions by the Trustee), all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and are terminated.

                  (4) Each Grantor will take all reasonable and necessary steps, as it shall deem appropriate under the circumstances in the exercise of its reasonable business judgment, (i) to maintain and pursue each application filed (and to obtain the relevant registration) and (ii) to maintain to the extent permitted by law each registration of each Copyright owned by such Grantor, including, without limitation, in each case where appropriate, filing of applications for renewal.

                  (5) Each Grantor will promptly notify the Trustee of any material infringement of any Copyright material to the business of the Company and its Subsidiaries, taken as a whole, owned by it of which it becomes aware and will take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright.

          4.15 Further Assurances. Each Grantor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use reasonable best efforts to procure, all instruments and other documents, all in form and substance satisfactory to the Trustee, deliver any such documents or instruments to the Trustee and take any other actions that are reasonably necessary or desirable to perfect, continue the perfection of, or protect the priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons or to effect the purposes of this Agreement. Each Grantor will pay all costs incurred in connection with the foregoing.

          5. Rights of Trustee and Noteholders: Limitations on Trustee's and Noteholders' Obligations.

          5.1 Grantor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and Contracts to observe and perform, in all material respects, all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Trustee nor any Noteholder shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Trustee or any Noteholder of any payment relating to such Account or Contract pursuant hereto, nor shall the Trustee or any Noteholder be obligated in any manner to perform any of the obligations of each Grantor under or pursuant to any Account (or any agreement giving rise thereto) or under any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          5.2     Analysis of Accounts.   At any time and from time to time
but no more than twice annually (unless an Event of Default shall have occurred and be continuing), the Trustee shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable (including, without limitation, the right to contact any account debtor with the consent of each Grantor (which consent shall not be unreasonably withheld)), and each Grantor shall furnish all such assistance and information as the Trustee may reasonably require in connection with such test verifications. At any time and from time to time, upon the request of the Trustee and at the expense of each Grantor at reasonable intervals each Grantor shall cause independent public accountants or others satisfactory to the Trustee to furnish to the Trustee reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

          5.3     Collections on Accounts.

                  (1) Each Grantor shall collect the Accounts pursuant to, and to the extent provided in, the Lockbox Assignment Agreement (as defined in the New Credit Agreement) to the extent consistent with the business judgment of such Grantor regarding its best economic interest; provided, that the Trustee may exercise such rights or remedies as set forth in the Intercreditor Agreement and the Indenture at any time after the occurrence and during the continuance of an Event of Default.

                  (2) Each such deposit of Proceeds of Accounts during the continuance of an Event of Default shall be accompanied by a report, identifying in reasonable detail the nature and source of the payments included in the deposit, to the extent provided under the Lockbox Assignment Agreement.

                  (3) If an Event of Default occurs and is continuing and subject to the provisions of the Intercreditor Agreement and the Indenture, each Grantor shall deliver to the Trustee, upon the request of the Trustee, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts and the Trustee shall exercise reasonable care with respect to the custody of such documents.

          5.4 Books and Records. No Grantor will remove its books and records with respect to the Collateral from the location of its chief executive office and chief place of business specified in subsection 3.11 unless it shall have given the Trustee at least 30 days' prior written notice.

          6.      Remedies.

          6.1 Notice to Account Debtors and Contract Parties. At any time after the occurrence and during the continuance of an Event of Default and subject to the provisions of the Intercreditor Agreement, upon written request of the Trustee to so notify such account debtors, each Grantor shall notify account debtors on the Accounts that the Accounts have been assigned to the Trustee for the benefit of the Trustee and the Noteholders and that payments in respect thereof shall be made directly to the Trustee.

          6.2     Proceeds to be Turned Over To Trustee.   In addition to the
rights of the Trustee and the Noteholders specified in subsection 5.3 with respect to payments of Accounts, if an Event of Default shall occur and be continuing and subject to the provisions of the Intercreditor Agreement, upon the written request of the Trustee to turn over such items, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Trustee and the Noteholders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Trustee in the exact form received by such Grantor (duly endorsed by such Grantor to the Trustee, if required) and held by the Trustee in the Collateral Account pursuant to the provisions of the Indenture. All Proceeds while held by the Trustee in the Collateral Account (or by such Grantor in trust for the Trustee and the Noteholders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in subsection 6.3.

          6.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, Proceeds held in any collateral account in payment of the Obligations will, to the extent required by the Indenture, be applied by the Trustee in such order as provided under Article 6 of the Indenture (the amounts so applied to be distributed among the Noteholders pro rata in accordance with the amounts of the Obligations owed to them), and any part of such funds not so distributed and deemed not required as collateral security for the Obligations shall be paid over from time to time by the Trustee to a Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full and shall be paid over to a Grantor or to whomsoever may be lawfully entitled to receive the same.

          6.4     Code Remedies.   If an Event of Default shall occur and be
continuing, the Trustee, on behalf of the Noteholders may exercise, in addition to all other rights and remedies granted to them in the Indenture, this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Trustee or any Noteholder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk provided that any such disposition complies with all mandatory legal requirements. The Trustee or any Noteholder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived or released to the extent permitted by law. Each Grantor further agrees, at the Trustee's request, to assemble the Collateral and make it available to the Trustee at places which the Trustee shall reasonably select, whether at such Grantor's premises or elsewhere. The Trustee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Trustee and the Noteholders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as is provided in the Indenture, shall direct, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to such Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the agent or any Noteholder arising out of the exercise by them of any rights hereunder other than arising out of their gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition in accordance with Section 13.02 of the Indenture.

          6.5     Deficiency.   Each Grantor shall remain liable for any
deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Trustee or any Noteholder to collect such deficiency.

          7. Trustee's Appointment as Attorney-in-Fact; Trustee's Performance of Grantor's Obligations.

          7.1 Powers. At any time when any Event of Default shall have occurred and be continuing, each Grantor hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do the following:

                  (1) in the name of such Grantor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable;

                  (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof;

                  (3) to execute, in connection with the sale provided for in subsection 6.4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (4) (1) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Trustee or as the Trustee shall direct; (2) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
        (3) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any Proceeds thereof and to enforce any other right in respect of any Collateral; (5) to defend any suit, action or proceeding brought against any Grantor with respect to any Collateral; (6) to settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; and
        (7) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the Trustee's option and each Grantor's expense, at any time, or from time to time, all acts and things that the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's and the Noteholders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as each Grantor might do.

          7.2 Ratification; Power Coupled With An Interest. Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid and performed in full and terminated.

          8.      Duty of Trustee.   The Trustee's sole duty with respect to
the custody, safekeeping and physical presentation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner and with the same care as the Trustee deals with similar property for its own account. Neither the Trustee, any Noteholder nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except where such failure or delay results from their gross negligence or willful misconduct, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of each Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Trustee and the Noteholders hereunder are solely to protect the Trustee's and the Noteholders' interests in the Collateral and shall not impose any duty upon the Trustee or any Noteholder to exercise any such powers. The Trustee and the Noteholders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          9. Execution of Financing Statements, Etc. Pursuant to the Code, each Grantor shall file financing statements with respect to the Collateral in such form and in such filing offices appropriate to perfect the security interests of the Trustee under this Agreement and shall execute, deliver and perform such other documents and acts as are necessary to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          10. Authority of Trustee. Each Grantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the Noteholders, be governed by the Indenture, but, as between the Trustee and such Grantor, the Trustee shall be conclusively presumed to be acting as agent for the Noteholders with full and valid authority so to act or refrain from acting, and such Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

          11.     Notices.   All notices, requests and demands to or upon the
Trustee or any Grantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, three days after deposited in the mails by certified mail, return receipt requested, postage prepaid or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

                  (1) if to the Trustee, at its address or transmission number for notices provided in Section 13.02 of the Indenture; and

                  (2) if to a Grantor, at the address or transmission number for notices to the Company as provided in Section 13.02 of the Indenture.

               The Trustee and each Grantor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.     Amendments in Writing; No Waiver; Cumulative Remedies.

          13.1    Amendments in Writing.   None of the terms or provisions of
this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each Grantor and the Trustee, provided that any provision of this Agreement may be waived by the Trustee and the Noteholders in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

          13.2 No Waiver by Course of Conduct. Neither the Trustee nor any Noteholder shall by any act (except by a written instrument pursuant to subsection 14(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee or any Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Noteholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee or such Noteholder would otherwise have on any future occasion.

          13.3 Remedies Cumulative. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          14. Section Headings. The section and subsection headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          15. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Trustee and the Noteholders and their successors and assigns.

          16.     Submission To Jurisdiction; Waivers.

                  (1)     Each Grantor hereby irrevocably and unconditionally:

                       (1) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Collateral Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                       (2) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                       (3) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each Grantor at its address set forth in Section 13.02 of the Indenture or at such other address of which the Trustee shall have been notified pursuant thereto;

                       (4) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (2) Each of the Grantor, the Trustee and the Noteholders hereby unconditionally and irrevocably waive, to the maximum extent not prohibited by law, any right they may have to claim or recover to any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          17.     Acknowledgments.   Each Grantor hereby acknowledges that:

                  (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Collateral Documents to which it is a party;

                  (2) neither the Trustee nor any Noteholder has any fiduciary relationship with or duty to it or any other RBX Party arising out of or in connection with this Agreement or any of the other Collateral Documents, and the relationship between the Trustee and Noteholders, on one hand, and the Company and the Subsidiary Guarantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (3) no joint venture is created hereby or by the other Collateral Documents or otherwise exists by virtue of the transactions contemplated hereby among the Noteholders or among the Company and the Subsidiary Guarantors, and the Noteholders.

          18. WAIVER OF JURY TRIAL. EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          19.     GOVERNING LAW.   THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THEREOF.

          20. Release of Collateral and Termination. (a) Upon the payment in full or Legal Defeasance of all principal of, interest on, premium, if any, and Liquidated Damages, if any, with respect to the Notes and any other Obligations for the payment of money then due and owing to any Noteholder or the Trustee under the Indenture and the Collateral Documents, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to each Grantor. Upon request of any Grantor following any such termination, the Trustee shall deliver (at the sole cost and expense of such Grantor) to such Grantor any Collateral held by the Trustee hereunder, and execute and deliver (at the sole cost and expense of such Grantor) to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

             (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Trustee shall execute and deliver to such Grantor (at the sole cost and expense of such Grantor) all releases, termination statements or other documents reasonably necessary for the release of the Liens created hereby on such Collateral.

          21. Contradictory Provisions. In the event anyone or more of the provisions of this Agreement shall be found in a final judgment of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, to contradict or otherwise limit any provision in the Indenture, the provision in the Indenture shall control.

          22. Intercreditor Agreement. The Trustee acknowledges that the security interests granted pursuant to this Agreement to the extent that they relate to New Credit Agreement Collateral are subject to the provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, the rights, duties and obligations of the Trustee are subject to the Intercreditor Agreement.

          IN WITNESS WHEREOF, the undersigned have caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                  GROENDYK MANUFACTURING COMPANY, INC.

                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  HOOVER-HANES RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  MIDWEST RUBBER CUSTOM MIXING CORP.


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  OLETEX INC.


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  RUBATEX CORPORATION


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer

                                  UNIVERSAL POLYMER & RUBBER INC.


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  UNIVERSAL RUBBER COMPANY


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer


                                  WALTEX CORPORATION


                                  By:    /s/ John C. Cantlin
                                     -------------------------------
                                  Name:  John C. Cantlin
                                  Title: Chief Financial Officer

STATE OF                      )
                                  :ss.:
COUNTY OF                     )

          On the 9th day of December, 1997, before me personally came _____________, to me personally known and known to me to be the person described in and who executed the foregoing instrument as ________________ of the Grantors who, being by me duly sworn, did depose and say that he resides
at                          ; that he is                           of each of
the Grantors, the corporations described in and which executed the foregoing instrument; that he knows the seals of said corporation; that the seals affixed to said instrument are such corporate seals; that said instrument was signed and sealed on behalf of said corporations by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporations.



                              --------------------------------------------
                              Name:

[NOTARIAL SEAL]

                             FILINGS REQUIRED TO
                          PERFECT SECURITY INTERESTS

                       Uniform Commercial Code Filings
                       -------------------------------


Groendyk Manufacturing Company Inc.
-----------------------------------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Boutetourt County
                                Roanoke County
                                Bedford County

Georgia                         Dekalb County

California                      Secretary of State
                                Los Angeles County

Washington                      Secretary of State
                                King County

Missouri                        Secretary of State
                                St. Louis County
                                St. Louis City

Texas                           Secretary of State
                                Harris County

Hoover-Hanes Rubber Custom Mixing Corp.
---------------------------------------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Roanoke County
                                Bedford County

Georgia                         Haralson County

Midwest Rubber Custom Mixing Corp.
----------------------------------

Delaware                        Secretary of State

Virginia                        Secretary of State

                                Roanoke County
                                Bedford County

Ohio                            Secretary of State
                                Summit County

                                Geauga County

OleTex Inc.
-----------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Roanoke County
                                Bedford County

Illinois                        Secretary of State
                                Cook County

Rubatex Corporation
-------------------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Roanoke County
                                Bedford County

California                      Secretary of State
                                Los Angeles County

Washington                      Secretary of State
                                King County

Missouri                        Secretary of State
                                St. Louis County
                                St. Louis City

Texas                           Secretary of State
                                Harris County

Georgia                         DeKalb County

Arkansas                        Secretary of State
                                St. Francis County

North Carolina                  Secretary of State
                                Catawba County

Colorado                        Secretary of State
                                Denver County

Universal Polymer & Rubber Inc.
-------------------------------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Roanoke County
                                Bedford County

Ohio                            Secretary of State
                                Geauga County
                                Summit County

Universal Rubber Company
------------------------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Roanoke County
                                Bedford County

Georgia                         Dawson County

Waltex Corporation
------------------

Delaware                        Secretary of State

Virginia                        Secretary of State
                                Roanoke County
                                Bedford County

                     LOCATION OF INVENTORY AND EQUIPMENT


Groendyk Manufacturing Company, Inc.
------------------------------------
1735 Main Street, P.O. Box 278
Buchanan, VA 24066

Hoover-Hanes Rubber Custom Mixing Corp.
---------------------------------------
Pequanoc Drive
Tallapoosa, GA 30176

Midwest Rubber Custom Mixing Corp.
----------------------------------
745 Norton Avenue
P.O. Box 270
Barberton, OH 44203

OleTex Inc.
-----------
16800 South Canal Street
South Holland, IL 60473

410 West 169th Street
South Holland, IL 60473

Rubatex Corporation
-------------------
929A Baythorne
Houston, TX 77041-9998

2588 Heart Drive
Claremont, NC 28610

1004 Keisler Road
Conover, NC 28613

120 SW 16th Street
Hickory, NC 28602

8649 South 212th
Kent, WA 98031-1910

353 and 1355 North Warson
St. Louis, MO 63132-1273

906 Adams Street
Bedford, VA 24523

                                                                   Schedule 1
                                          to Subsidiaries' Security Agreement

Highway 1, North
P.O. Box 229
Colt, AR 72326

14715 Anson Ave.
Santa Fe Springs, CA 90670

5221 ValleyPark Drive
Roanoke, VA 24019

4200 Jackson St.
Unit 24
Denver, CO 80216-6500

Capri Industrial Park
430 South McLin Creek Road
Conover, NC 28613

Universal Polymer and Rubber Inc.
---------------------------------
15730 S. Madison Road
Middfield, OH 44062

                                                                   Schedule 1
                                          to Subsidiaries' Security Agreement

                      COPYRIGHTS AND COPYRIGHT LICENSES



                                     None




                                                                   Schedule 2
                                          to Subsidiaries' Security Agreement

                         PATENTS AND PATENT LICENSES



                               DOMESTIC PATENTS
                               ----------------

U.S.
PATENT NO.          PATENT                        OWNER
----------          ------                        -----
4,976,902       Molding Method               Rubatex Corporation

4,479,269       Athletic Padding             Rubatex Corporation

4,602,792       Dual Function Gasket         Universal Polymer & Rubber Inc.

4,602,793       Gasket with Locking Ring     Universal Polymer & Rubber Inc.

D,300,404       Telescopically Extendible    Rubatex Corporation
                Hole Cutter

                               FOREIGN PATENTS
                               ---------------


                                     None



                                                                   Schedule 3
                                          to Subsidiaries' Security Agreement

                      TRADEMARKS AND TRADEMARK LICENSES

TRADEMARKS

                         TRADEMARK REGISTRATION
                         NUMBER OR (APPLICATION     REGISTRATION OR
   TRADEMARKS                SERIAL NUMBER)          (FILING DATE)    COUNTRY
   ----------            ----------------------     ---------------   -------
372                             672358                13-Jan-1959     USA
BONDTEX                         220506                12-Jul-1974     Canada
BONDTEX                         986673                25-Jun-1974     USA
BONDTEX and design              1460057               06-Oct-1987     USA
CLIMATUBE                       258927                15-May-1981     Canada
CLIMATUBE                       1160006               07-Jul-1981     USA
COMFORTEX                       483064                26-Sep-1997     Canada
COMFORTEX                       512117                30-Nov-1995     Mexico
COMFORTEX                       2052034               15-Apr-1997     USA
CON-SERV                        1414230               21-Oct-1986     USA
DYK BRAND AND DESIGN            187763                12-Jan-1973     Canada
ENSOLEX                         674363                24-Feb-1959     USA
ENSOLITE                        186026                19-Feb-1964     Australia
ENSOLITE                        63837                 17-Jun-1981     Greece
ENSOLITE                        3209812               No date shown   Japan
ENSOLITE                        569399                20-Jan-1953     USA
ENSOLITE                        UCA/45948             17-Feb-1953     Canada
GARDENER'S GRIP                 1630035               01-Jan-1991     USA
GROENDYK                        74/728864             14-Sep-1995     USA
GROENDYK LITE                   75/318796             02-Jul-1997     USA
GROENDYK MANUFACTURING CO.
AND DESIGN                      479242                30-Jul-1997     Canada
GROENDYK MANUFACTURING CO.
AND DESIGN                      534333                18-Nov-1996     Mexico
GROENDYK MANUFACTURING CO.      796049                30-Oct-1995     Canada
GROENDYK MANUFACTURING CO.      521960                08-May-1996     Mexico

                                                                   Schedule 4
                                          to Subsidiaries' Security Agreement

GROENDYK MANUFACTURING CO.
AND DESIGN                      2033090               21-Jan-1997     USA
HOOVER-HANES                    2107412               21-Oct-1997     USA
INSUL-LOCK                      1639099               26-Mar-1991     USA
INSUL-SHEET                     382016                22-Mar-1991     Canada
INSUL-SHEET                     374189                19-Mar-1990     Mexico
INSUL-SHEET                     1549154               25-Jul-1989     USA
INSUL-TAPE                      1555760               12-Sep-1989     USA
INSUL-TUBE                      A269137               15-Sep-1975     Australia
INSUL-TUBE                      193680                31-Aug-1973     Canada
INSUL-TUBE                      519772                28-Mar-1996     Mexico
INSUL-TUBE                      539679                01-Jan-1997     Mexico
INSUL-TUBE                      945587                24-Oct-1972     USA
INSUL-TUBE                      141384                17-Apr-1979     Mexico
M MIDWEST RUBBER CUSTOM
MIXING CORPORATION              75/210387             09-Dec-1996     USA
MIDWEST RUBBER CUSTOM
MIXING CORPORATION              75/211542             None indicated  USA
NP77                            1440612               26-May-1987     USA
OLETEX                          2042253               04-Mar-1997     USA
OLETEX                          TMA 472199            06-Mar-1997     Canada
OLETEX                          506039                28-Sep-1995     Mexico
OLETEX                          506038                28-Sep-1995     Mexico
OLETEX CROSS LINKED
OLEFIN FOAMS                    2051192               08-Apr-1997     USA
OLETEX CROSS LINKED
OLEFIN FOAMS                    TMA473128             20-Mar-1997     Canada
OLETEX CROSS-LINKED
OLEFIN FOAMS                    225734                28-Feb-1995     Mexico
OLETEX CROSS-LINKED
OLEFIN FOAMS                    509238                31-Oct-1995     Mexico
R AND DESIGN                    1457078               15-Sep-1987     USA
R RUBATEX AND DESIGN            2052860               15-Apr-1997     USA

                                                                   Schedule 4
                                          to Subsidiaries' Security Agreement

RUBATEX                         200254                05-Jul-1974     Canada
RUBATEX                         1097981               20-Oct-1986     Fed.
                                                                      Republic
                                                                      of
                                                                      Germany
RUBATEX                         1282513               23-Aug-1984     France
RUBATEX                         89035/1984            09-Aug-1984     Japan
RUBATEX                         176370                23-Nov-1971     Mexico
RUBATEX                         176302                23-Nov-1971     Mexico
RUBATEX                         170455                23-Nov-1971     Mexico
RUBATEX                         170370                23-Nov-1971     Mexico
RUBATEX                         84-5631               01-Aug-1984     Sweden
RUBATEX                         B1223917              01-Aug-1984     United
                                                                      Kingdom
RUBATEX                         972640                13-Nov-1973     USA
RUBATEX (Stylized)              722959                24-Oct-1961     USA
RUBATEX                         726980                17-Feb-1954     United
                                                                      Kingdom
SEATEX                          827479                31-Oct-1996     Canada
SEATEX                          516003                30-Jan-1996     Mexico
SEATEX                          2028635               07-Jan-1997     USA
SOF'N BACKEEZY                  1693210               09-Jun-1992     USA
SOF'N BACKEEZY                  1692987               09-Jun-1992     USA
SOF'N BACKEEZY                  1627155               11-Dec-1990     USA
TEX RUBATEX PIONEER
MANUFACTURER OF CLOSED
CELL RUBBER AND DESIGN          972641                13-Nov-1973     USA
TEX-SKIN                        75/198734             15-Nov-1996     USA
THERMA-CEL                      838468                05-Mar-1997     Canada
THERMA-CEL                      545687                31-Mar-1997     Mexico
THERMA-CEL                      1284312               03-Jul-1984     USA
UP&R                            75/197437             13-Nov-1996     USA

                                                                   Schedule 4
                                          to Subsidiaries' Security Agreement

                                   GRANTORS
                                   --------


Groendyk Manufacturing Company, Inc.
Hoover-Hanes Rubber Custom Mixing Corp.
Midwest Rubber Custom Mixing Corp.
OleTex Inc.
Rubatex Corporation
Universal Polymer & Rubber Inc.
Universal Rubber Company
Waltex Corporation

                                                                   Schedule 5
                                          to Subsidiaries' Security Agreement